                                                                   EXHIBIT 10.2


                          LANDMARK SYSTEMS CORPORATION
                           FIRST AMENDED AND RESTATED
                           1989 STOCK INCENTIVE PLAN

1. Purpose.

      The purpose of this Amended and Restated Stock Incentive Plan (this "Plan") is to offer to those key employees who contribute materially to the successful operation of LANDMARK SYSTEMS CORPORATION (the "Company') additional incentive and encouragement to remain in the service of the Company by increasing their personal participation in the Company through stock ownership. This Plan provides a means whereby these individuals may acquire shares of the Company's Common Stock pursuant to Qualified Options, Nonqualified Options, Restricted Stock Awards and Stock Bonuses.

2. Definitions.

      A. "Board" means the Board of Directors of the Company.

      B. "Bonus Stock" means the shares of Common Stock issued to a Grantee pursuant to a Stock Bonus.

      C. "Code" means the Internal Revenue Code of 1986, as amended.

      D. "Common Stock" means the common stock of the Company, $.01 par value per share.

      E. "Conditions" means the conditions attached to a Restricted Stock Award pursuant to Section 7.B which if not met will result in the repurchase of Restricted Stock at the price paid by the Grantee for such Restricted Stock as provided in Section 7.E.

      F. "Employee" means any employee of the Company or of any Parent or Subsidiary, including an employee who serves as an officer or director of the Company or of a Parent or Subsidiary.

      G. "Fair Market Value" means the most recent determination of the fair market value of each share of Common Stock made in accordance with Section 9.

      H. "Grantee" includes both Optionees and recipients of Restricted Stock Awards and Stock Bonuses.

      I. "Nonqualified Option" means a stock option granted under this Plan which is NOT intended to qualify as an incentive stock option under Section 422 of the Code.

      J. "Option" includes both Nonqualified Options and Qualified Options.

      K. "Option Shares" mean the shares of Common stock purchased by a Grantee upon exercise of an Option.

      L. "Optionee" means an Employee to whom an option has been granted.

      M. "Parent" means a parent corporation of the Company within the meaning of Section 425(e) of the Code.

      N. "Qualified Option" means a stock option granted under this Plan which qualifies as an incentive stock option under Section 422 of the Code.

      O. "Restricted Stock" means the shares of Common Stock issued to a Grantee pursuant to a Restricted Stock Award.

      P. "Restricted Stock Award" means the grant under this Plan, at a price determined by the Board, of Common Stock which is nontransferable and subject to substantial risk of being repurchased at the price paid for such Common Stock until the Conditions have been met.

      Q. "Stock Bonus" means the grant under this Plan of Common Stock as a bonus for services rendered by an Employee.

      R. "Subsidiary" means a subsidiary corporation of the Company within the meaning of Section 425(f) of the Code.

      S. "Terminating Event" means the consummation of a merger or consolidation of the Company into or with another corporation under circumstances in which the Company is not the surviving corporation (other than circumstances involving a mere change in the identity, form or place of organization of the Company); (ii) the consummation of a sale of more than 50% of the Company's outstanding stock to persons who are not shareholders of the Company on the date of grant of the Option, Restricted Stock Award or Stock Bonus; or (iii) the liquidation or dissolution of the Company.

3. Administration of the Plan.

      This Plan will be administered by the Board, which will have the right to delegate any and all of its powers under this Plan to a committee of members of the Board comprised of no fewer than three members (the "Committee"). If the Board appoints a Committee to administer this Plan, in whole or in part, the Committee's determination will not be subject to approval by the Board, and to the extent of such delegation, references in this Plan to the Board shall be deemed to refer to the Committee. The Committee, however, shall report to the Board periodically concerning its administration of the Plan.

      The Board will have the authority and discretion to adopt and revise such rules and regulations as it deems necessary for the administration of this Plan and to determine, consistent with the provisions of this Plan, the Employees to be granted Options, Restricted Stock Awards and Stock Bonuses, the times at which Options, Restricted Stock Award and Stock Bonuses will be granted, the option price of the shares subject to each Option and the price at which a Restricted Stock Award is made, the number of shares subject to each Option, Restricted Stock Award and Stock Bonus, the vesting schedule of Options, the method of payment for shares acquired upon the exercise of Options, the expiration dates of the Options, and the Conditions attached to each Restricted Stock Award. In addition, the Board will have the authority, in connection with any Option, Restricted Stock Award Or Stock Bonus granted or to be granted to any Employee, to eliminate, restrict, expand or otherwise modify, in such manner as the Board, in its discretion, deems appropriate, the put and call rights granted under Section 10 of this Plan, provided that any modification of such rights are set forth in a written agreement signed by the Company and such Employee. The Board's actions, including any interpretation or construction of any provisions or this Plan and any Option, Restricted Stock Award and Stock Bonus, shall be final, conclusive and binding. No member of the Board shall be liable for any action or determination made in good faith.

4. Eligibility.

      All Employees will be eligible to receive Options, Restricted Stock Awards and Stock Bonuses. An Employee may be granted more than one Option, Restricted Stock A-ward or Stock Bonus.

5. Shares of Stock Subject to the Plan.

      The number of shares which may be issued pursuant to this Plan shall not exceed 800,000 shares of Common Stock. Only 40,000 shares of Common Stock may be issued under this Plan as Stock Bonuses. A proportionate adjustment in the number of shares subject to the Plan shall be made to account for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a stock split (whether by subdivision or consolidation of shares) or any payment of a share dividend (but only on the Common Stock). Any or all shares subject to this Plan may be issued under Qualified Options. Shares subject to this Plan may be authorized and unissued shares or shares previously acquired by the Company and held in its treasury. Any shares subject to an Option which expires for any reason or is terminated unexercised as to such shares, and any Restricted Stock, Bonus Stock and Option Shares which are repurchased by the Company, may again be subject to an Option, Restricted Stock Award or Stock Bonus under this Plan.

6. Terms and Conditions of Options.

      A. Option Agreement. Each Option shall be evidenced by a written agreement between the Company and the Optionee (an "Option Agreement"), which sets forth ( i) the number of shares subject to the Option;
(ii) the exercise price, vesting schedule and expiration date of the Option;
(iii) the method of payment on exercise of the Option; (iv) whether the Option is a Qualified Option or Nonqualified Option; and (v) such additional provisions, not inconsistent with this Plan, as the Board may prescribe.

      B. Grant of Options. No Option may be granted after the expiration of ten years from the date this Plan is adopted.

      C. Exercise of Options. Optionees may exercise at any time or from time to time all or any portion of a vested Option. An Option shall be exercisable only to the extent it is vested. Options will vest either immediately or periodically over a period not exceeding ten years as set forth in the Option Agreement. Vesting of all or any portion of an option may be accelerated at the discretion of the Board.

      To the extent that the aggregate Fair Market Value of the Common Stock with respect to which options qualifying as incentive stock options under
Section 422 of the Code are exercisable by the Grantee for the first time during any calendar year (under all stock option plans of the Company, its Parents and Subsidiaries) exceeds $100,000, such Options are not incentive stock options. For the purposes of this paragraph, the Fair Market Value of the Common Stock shall be determined as of the time the option with respect to such Common Stock is granted. This paragraph shall be applied by taking options into account in the order in which they were granted.

      An Optionee shall exercise an Option by delivering to the Secretary of the Company a written notice signed by the Optionee which states the Optionee's election to exercise the option and the number of shares of Common Stock the Optionee elects to purchase. The Optionee's notice shall be accompanied by payment of the exercise price. Payment, may be (i) in cash, (ii) by exchange of Common Stock having an aggregate Fair Market Value equal to the cash exercise price, or (iii) partly in cash and partly by exchange of Common Stock.

      The Optionee's right to pay the exercise price by exchange of Common Stock is subject to the following limitations:

             (a) Common Stock being exchanged must have been held by the Optionee for more than one month, and

             (b) if the Common Stock being exchanged was acquired upon the Optionee's exercise of a Qualified Option, the Common Stock must have been held by the Optionee at least one year, and the Qualified Option must have been granted at least two years, before the date the Optionee exchanges the Common Stock.

      As soon as Practicable following payment of the exercise price, the Company will deliver to the Optionee a certificate representing the Option Shares, provided that the Optionee has made appropriate arrangements with the Company for any federal, state or local taxes required to be withheld. An Optionee shall not have any of the rights and privileges of a shareholder of the Company in respect of any of the Option Shares until the Company has delivered the certificate.

      D. Exercise Price. The exercise price of each Qualified Option shall be at least equal to the Fair Market Value of the Common Stock on the date the Qualified Option is granted. In the case of a Qualified Option granted to a person who owns, immediately after the grant of such Qualified Option, stock possessing more than 10% of the total combined voting power of the

Company, or of its Parent or Subsidiary, the exercise price of the Qualified Option shall be at least 110% of the Fair Market Value of the Common Stock on the date the Qualified Option is granted.

      The exercise price of each Nonqualified Option shall be at least equal to 85% of the Fair Market Value of the Common Stock on the date the Nonqualified Option is granted. In the case of a Nonqualified Option granted to a person who owns, immediately after the grant of such Nonqualified Option, stock possessing more than 10% of the total combined voting power of the Company, or its Parent or Subsidiary, the exercise price of the Nonqualified Option shall be at least 110% of the Fair Market Value of the Common Stock on the date such Nonqualified Option is granted.

      E. Expiration of Options. Each Option shall expire on the date set forth in the Option Agreement, provided that (i) each Option shall expire not later than ten years after the date it is granted, and (ii) each Qualified Option granted to any person who owns stock possessing more than 10% of the total combined voting power of the Company, or of its Parent or Subsidiary, shall expire not later than five years after the date it is granted. Notwithstanding the foregoing, if an Optionee's employment with the Company is terminated for any reason before the expiration date set forth in the Option Agreement, the Option granted under the Option Agreement shall terminate on the date the Optionee's employment is terminated provided, however, that the portion of the Option which is vested as of the date of such termination of employment shall be exercisable for a period of sixty days thereafter (or, if employment is terminated due to the Optionee's death or disability, for a period ending no later than (i) the six-month anniversary of the date of termination or (ii) sixty days following the appointment of a personal representative for the Optionee's estate).

      F. Non-Transferability of Options. Options may not be transferred by the Optionee otherwise than by will or the laws of descent and distribution, and each Option shall be exercisable during the Optionee's lifetime only by the Optionee. Upon any attempt to transfer an Option or any interest therein contrary to the provisions of this Plan, or to subject the Option or any interest therein to execution, attachment or similar process, the Option shall immediately terminate and become null and void.

      G. Adjustment Provisions. Subject to any required action by the shareholders of the Company, the Board will make a proportionate adjustment in the number of shares of Common Stock covered by each outstanding Option and the exercise price per share to account for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a stock split (whether by subdivision or consolidation of shares) or any payment of a share dividend (but only on the Common Stock).

      In the event of a change in the Common Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of this Plan.

      H. Terminating Event. All Options shall terminate immediately prior to the occurrence of a Terminating Event. The Company will provide each Grantee with at least fifteen days advance notice of the occurrence of a Terminating Event.

      I. Notice of Disposition of Shares. The Optionee shall give written notice to the Company of his intent to make any disposition of the shares acquired upon exercise of a Qualified Option if such disposition occurs within two years after the date the Qualified Option was granted or within one year after the date the Qualified Option was exercised. The Optionee shall be required to make appropriate arrangements with the Company for satisfaction of any federal, state or local taxes the Company is required to withhold as a result of such disposition.

7. Terms and Conditions of Restricted Stock Awards.

      A. Restricted Stock Award Agreement. Each Restricted Stock Award shall be evidenced by a written agreement between the Company and the recipient of the Restricted Stock Award (a "Restricted Stock Award Agreement"), which sets forth (i) the number of shares awarded to the recipient, (ii) the price the recipient is required to pay for such shares, (iii) the Conditions applicable to such Restricted Stock Award, and (iv) such additional provisions, not inconsistent with this Plan, as the Board may prescribe.

      B. Conditions. The Board may impose such Conditions on any Restricted Stock as it may deem advisable, including Conditions based on the continuing performance of services as an Employee and the achievement of individual, group and/or Company performance objectives. The Board may require the recipient of a Restricted Stock Award to enter into an escrow agreement providing that the certificates representing Restricted Stock will remain in the physical custody of an escrow agent, which may be the Company, until all Conditions have been met. Each certificate representing Restricted Stock will bear a legend making appropriate reference to the Conditions imposed.

      C. Purchase Price. The Board may set the price at which Restricted Stock may be purchased at any amount which is not less than 85% of the Fair Market Value of the Common Stock on the date of the Restricted Stock Award. In the case of a Restricted Stock Award to a person who owns, immediately after the award, stock possessing more than 10% of the total combined voting power of the Company, or of its Parent or Subsidiary, the purchase price of the Restricted Stock shall be at least 100% of the Fair Market Value of the Common Stock on the date of the Restricted Stock Award.

      D. Terminating Event. Unless otherwise provided in the Restricted Stock Award Agreement , all Conditions imposed on Restricted Stock will lapse immediately prior to the occurrence of a Terminating Event.

      E. Repurchase of Restricted Stock. If any of the Conditions set forth in a Restricted Stock Award Agreement shall not have been met within the prescribed period, or upon the occurrence of an event which makes it impossible for one or more of the Conditions to be met, all Restricted

Stock subject to any such Conditions shall be repurchased by the Company at the price paid by the holder for such Restricted Stock. The closing of any repurchase of Restricted Stock shall take place at a mutually convenient time at the Company's headquarters within forty-five days after the date the Condition fails. At the closing, the holder shall surrender his stock certificates and the Company shall pay to the holder in cash the repurchase price of the Restricted Stock.

      F. Rights as Shareholder. Subject to the provisions of this Section 7, the holder shall have all rights of a shareholder with respect to the Restricted Stock, including the right to vote the shares and receive distributions.

      G. Section 83 Election. The holder of a Restricted Stock Award may make an election under Section 83(b) of the Code, within thirty days of the date the Restricted Stock Award is granted, if the holder wishes to include in income for the taxable year in which the grant of the Restricted Stock Award occurs, the difference between the Fair Market Value of the Common Stock granted pursuant to a Restricted Stock Award and the price the holder was required to pay for such Common Stock. If the holder intends to make such election, a copy of the completed election form required to be filed with the Internal Revenue Service shall be provided to the Company and shall be attached to the Restricted Stock Award Agreement as an exhibit.

      H. Payment of Withholding Tax. The holder of a Restricted Stock Award shall be responsible for the payment of all federal and state income taxes and Social Security (FICA) taxes required to be withheld and paid with respect to a Restricted Stock Award. At the Company's option, the Company may (i) withhold the appropriate amount from the holder's regular compensation and from any dividends paid on Restricted Stock, or (ii) require the holder to pay the amount of the withholding tax to the Company and treat the holder's timely payment of such amount to the Company as an additional Condition.

      I. Adjustment Provisions. Subject to any required action by the shareholders of the Company, the Board will make a proportionate adjustment in the number of shares of Restricted Stock covered by each Restricted Stock Award to account for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a stock split (whether by subdivision or consolidation of shares) or the payment of a share dividend (but only on the Common Stock).

8. Stock Bonuses.

      Each Stock Bonus shall be evidenced by a written agreement between the Company and the recipient of the Stock Bonus (a "Stock Bonus Agreement"), which sets forth (i) the number of shares awarded to the recipient, and (ii) such additional provisions, not inconsistent with this Plan, as the Board may prescribe. The recipient of a Stock Bonus shall be responsible for the payment of all federal and state income taxes and Social Security (FICA) taxes required to be withheld and paid with respect to a Stock Bonus. At the Company's option, the Company may withhold the appropriate amount from the recipient's regular compensation and from any dividends paid on Bonus Stock, or the Company may require the recipient to pay the amount of the withholding tax to the Company.

9. Valuation of Common Stock.

      The Fair Market Value of each share of Common Stock will be determined by the Board as of the end of each fiscal year of the Company and, in the Board's discretion, at any other time during any fiscal year. In its discretion, the Board may retain an independent appraiser to assist it in the determination of the Fair Market Value of the Common Stock. The Board's determination of the Fair Market Value of the Common Stock shall be final, binding and conclusive.

10. Repurchase of Shares.

      A. Put and Call Rights. During the period of a Grantee's employment with the Company and for a period of ninety days thereafter (or, if employment is terminated due to the Grantee's death, for a period of ninety days following the appointment of a personal representative for his estate), the Grantee shall have the right to require the Company to repurchase at their Fair Market Value all or any portion of his (i) Option Shares, (ii) Restricted Stock with respect to which all of the Conditions have been met, and (iii) Bonus Stock. The Grantee shall exercise this put right by providing written notice to the Secretary of the Company stating the number of shares he desires the Company to repurchase at any time before the put right expires.

      The Company shall have the right to repurchase at their Fair Market Value, at any time following the termination of the Grantee's employment with the Company for any reason (including retirement, death or disability), all or any portion of the Option Shares, Restricted Stock or Bonus Stock then held by the Grantee. The Company shall exercise this call right by providing written notice to the Grantee stating the number of shares the Company desires to repurchase. If the Company is required under Section 7.E to repurchase Restricted Stock as a result of the termination of the Grantee's employment, the provisions of Section 7.E shall govern the repurchase of such Restricted Stock.

      B. Payment Terms. The closing of any repurchase of shares pursuant to this Section 10 shall take place at a mutually convenient time at the Company's headquarters within forty-five days after the date of the Grantee's or the Company's notice, as applicable. At the closing, the Grantee shall surrender his stock certificates and the Company shall pay to the Grantee in cash the repurchase price of such shares. Notwithstanding the foregoing, if the sum of:

             (i) the number of Option Shares and shares of
                 Restricted Stock and Bonus Stock which the
                 Company has become obligated to repurchase from all Grantees (both under this Section 10 and Section 7.E) during the twelve month period immediately preceding the date of the Grantee's notice invoking his put right, and

            (ii) the number of shares the Grantee puts to the
                 Company,
exceeds 2% of the sum of:

             (a) the number of issued and outstanding shares
                 of Common Stock of the Company as of the date of the Grantee's notice, and

             (b) the number of shares under item (i) above
                 which the Company has repurchased prior to that date,

then the Company shall have the right to pay the repurchase price to the Grantee over a period of three years in twelve equal quarterly installments of principal beginning on the date of the closing. The Company's obligation to pay the repurchase price to the Grantee shall be evidenced by a promissory note made by the Company which contains such terms and provisions as are customary and reasonable. The Company shall pay interest on the unpaid principal balance of the promissory note at the rate of 9% per annum or the "applicable federal rate" applied to installment purchases pursuant to Section 483 of the Code, whichever is less.

11. Transfer Restrictions.

      A. General. Without the prior written consent, of the Company, which consent may be withheld in its sole discretion, a Grantee may not sell, assign or otherwise transfer any Option Shares, Restricted Stock or Bonus Stock to any person or entity other than the Company, another shareholder of the Company or another Grantee who is an Employee. Further, Restricted Stock may not be sold to any person or entity other than to the Company until all Conditions have been met. With regard to any Option Shares, Restricted Stock and Bonus Stock which the Grantee proposes to sell, assign or otherwise transfer to another shareholder of the Company or another Grantee who is an Employee (a "Permitted Transferee"), the Company shall have a right of first refusal (the "Right of First Refusal") to purchase such shares in the manner set forth below:

      1. Upon receiving an offer to Purchase or otherwise acquire any Option Shares, Restricted Stock or Bonus Stock, a Grantee shall require the Permitted Transferee to submit a written offer with respect to such shares stating his name and accompanied by a deposit in the form of a certified or cashier's check in an amount equal to not less than 10% of the proposed purchase price (a "Bona Fide Offer"). The Grantee then shall transmit a copy of the Bona Fide Offer to the Company. The Company shall have thirty days following receipt of the Bona Fide Offer in which to purchase all, but not less than all, of the shares referred to in the Bona Fide Offer at the price stated in the Bona Fide Offer. In its discretion, the Company may either pay the entire purchase price for the shares in cash or on the terms stated in the Bona Fide Offer. If the Company falls to tender the full cash purchase price (or to match such other terms as are stated in the Bona Fide Offer) for such shares against the proper endorsement and delivery of the certificate(s) evidencing the shares within such thirty day period, the Right of First Refusal shall expire with respect to that particular Bona Fide Offer, but shall remain in full force and effect with respect to all material modifications of the Bona Fide Offer and all future offers.

      2. Any offered shares which are not purchased by the Company as provided in

(1) above may be sold to the Permitted Transferee named in the Bona Fide Offer, but not at a lower price, or upon more favorable terms to the Permitted Transferee, than the price and terms set forth in the Bona Fide Offer. Title to the offered shares shall pass not later than ninety days after the expiration of the thirty day period referred to in (1) above. The Permitted Transferee shall take such shares subject to the same rights and restrictions regarding transferability and repurchase as would have applied to him had he acquired such shares upon exercise of an Option granted to him under this Plan or upon issuance to him of Restricted Stock or Bonus Stock under this Plan. If the Grantee desires to sell such shares to the Permitted Transferee at a lower price, or upon terms more favorable to the Permitted Transferee, than the price and terms stated in the Bona Fide Offer, the Grantee shall, before he can sell to the Permitted Transferee, again offer the shares in accordance with the procedure set forth in this Section 11.

      B. Transfer Restrictions Imposed by the 1933 Act.

             1. Notwithstanding any other provision of this Plan, any Option Agreement, any Restricted Stock Award Agreement or any Stock Bonus Agreement, no transfer for value of any Option Shares or Restricted Stock shall be valid unless (i) there is an effective registration statement under the Securities Act of 1933 (the "1933 Act") covering the stock; (ii) the holder has furnished an opinion of counsel satisfactory to the Company that such registration is not required; or (iii) the holder has furnished a "no-action" letter from the staff of the Securities and Exchange Commission satisfactory to the Company that such registration is not required.

             2. There shall be imprinted on the face of each certificate for such shares a legend stating the transferability of such shares is restricted, and the following legend shall be imprinted on the back of each such certificate:

             "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE (I) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR APPLICABLE STATE LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SUCH ACT OR LAWS OR AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL TO THE COMPANY) SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR A "NO ACTION" LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH REGISTRATION IS NOT REQUIRED, AND (2) ARE SUBJECT TO, AND ARE TRANSFERABLE ONLY UPON COMPLIANCE WITH, CERTAIN TRANSFER AND OTHER RESTRICTIONS CONTAINED IN AN AGREEMENT BETWEEN LANDMARK SYSTEMS CORPORATION AND THE HOLDER OF THIS CERTIFICATE, A COPY OF WHICH IS ON FILE AT THE

             OFFICE OF THE COMPANY."

             3. Optionees and holder of Restricted Stock Awards and Stock Bonuses may acquire stock only for their own account and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the 1933 Act, and may dispose of such stock only in a manner consistent with the provisions of this Section. The Company may require Optionees and holders of Restricted Stock Awards and Stock Bonuses to execute and be bound by an "Investment Letter" representing such investment intent.

12. Lapse of Repurchase Rights and Transfer Restrictions.

      Notwithstanding anything to the contrary in this Plan, the repurchase rights set forth in Section 10 and the transfer restrictions set forth in
Section 11(A) shall lapse under the earlier to occur of (i) the effective date of a registration statement filed with the Securities and Exchange Commission under the 1933 Act covering securities of the Company whether or not such shares are covered, or (ii) the date on which a class of securities of the Company is registered under Section 12 of the Securities Exchange Act of 1934.

13. Indemnification of Board.

      In addition to such other rights as they may have as directors, the members of the Board (in their capacity as such and also as members of the Committee) shall be indemnified by the Company against the reasonable expenses (including attorneys' fees) incurred in connection with the defense of any action, suit or proceeding, and in connection with any appeal therein, to which they or any of them may be a party by reason of any action or failure to act in connection with this Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be finally adjudged in such action, suit or proceeding that the Board member is liable for willful misconduct or gross negligence in the performance of his duties or that the Board member knowingly violated criminal law; provided that within 60 days after institution of any such action, suit, or proceeding (or within 30 days after service upon such member of legal process in such case, if later) the Board member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

14. Termination and Amendment of the Plan.

      Unless sooner terminated as provided herein, this Plan shall remain in effect through April 12, 2009. The Board may terminate this Plan at any time or modify or amend it as it deems advisable and may from time to time suspend, discontinue or abandon this Plan, except that (i) the number of shares available under this Plan shall not be increased (except as provided in Section
5) and the class of eligible employees shall not be modified without shareholder approval, and (ii) no such action by the Board shall adversely affect any right or obligation with respect to any grant previously made unless the written consent of the affected Grantee is obtained.

15. Miscellaneous.

      The provisions of this Plan shall be binding upon, and inure to the benefit of, all successors of any Grantee, including, without limitation, his estate and the executors, administrators or trustees thereof, his heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Grantee.

      Nothing contained in this Plan or in any Option Agreement, Restricted Stock Award Agreement or Stock Bonus Agreement shall confer upon any Employee the right to continued employment or shall interfere in any way with the right to terminate the employment of such Employee at any time, with or without cause.

      Except as expressly provided in this Plan, Grantees shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend of any other increase or decrease in the number of shares of stock of any class; the dissolution or liquidation of the Company; the merger or consolidation of the Company with or into any other corporation; the sale or other transfer of assets or stock of the Company; or any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class.

      The grant of an Option, Restricted Stock Award or Stock Bonus pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or to dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

      All Grantees, including those who have exercised their Options, shall be furnished at least annually financial statements and management's discussion and analysis of the financial condition and results of operations of the Company. Such information shall be subject to any agreements regarding the confidentiality of proprietary information between the Company and any Grantee; however, each Grantee shall be permitted to remove and copy such information and review and discuss such information with an attorney or other financial adviser for the legitimate personal investment planning of such Grantee.

16. Approval of Plan.

      This Plan was adopted by resolution of the Board on April 12, 1989 and approved by the shareholders on April 12, 1989, in each case subject to an amendment to the Company's Articles of Incorporation becoming effective which increases the number of authorized shares of Common Stock from 2,000 to 2,000,000 and decreases the par value per share from $1.00 to $.001.

      This Plan was amended and restated by resolution of the Board effective as of June 26, 1992.